UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/24/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Press Release dated April 24, 2007

On April 24, 2007, CV Therapeutics, Inc. (the "Company") publicly disseminated a press release announcing that data from the MERLIN TIMI-36 study will be published in this week's issue of The Journal of the American Medical Association ("JAMA"). The data and results published in JAMA are from the MERLIN TIMI-36 clinical study of Ranexa(R) (ranolazine extended-release tablets), which showed that patients with acute coronary syndromes ("ACS") receiving Ranexa had no adverse trend in death or arrhythmias and had statistically significant reductions of clinically significant arrhythmias (p less than 0.001) and recurrent ischemia (p equals 0.03), compared to patients receiving placebo. Despite a trend towards a reduction in the composite primary endpoint of cardiovascular death, myocardial infarction and recurrent ischemia, the study did not meet the primary efficacy endpoint with statistical significance (p equals 0.11) in ACS patients.

The foregoing description is qualified in its entirety by reference to the Company's press release dated April 24, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Ranexa Update

On April 24, 2007, the Company announced that the Company plans to file a supplemental new drug application for Ranexa in the fall of 2007 in which the Company plans to ask the U.S. Food and Drug Administration ("FDA") to modify the existing product labeling for Ranexa by reducing cautionary language and expanding the indication to include first-line angina treatment.

In addition, the Company announced that it plans to add data and results from the MERLIN TIMI-36 clinical study to the previously filed marketing approval application that is under review with European regulatory authorities.

Regadenoson Update

On April 24, 2007, the Company announced that its planned new drug application for regadenoson for potential use in the United States as a pharmacologic stress agent remains on track for submission to the FDA in the second quarter of 2007. If regadenoson is approved by the FDA for use in the United States, it will be marketed and sold in the United States by Astellas US LLC ("Astellas"), under the license and collaboration agreement between Astellas and the Company. Pursuant to that agreement, in addition to reimbursing the Company for seventy five percent (75%) of development costs, the Company will receive a $7 million milestone payment from Astellas on submission of the new drug application, and Astellas owes the Company an additional $12 million milestone payment from Astellas on FDA approval of the new drug application. If regadenoson receives FDA approval, the Company receives a twenty percent (20%) royalty from Astellas on sales of regadenoson, and may receive a royalty on another product sold by Astellas.

Financial Update

On April 24, 2007, the Company announced that the Company is conducting a review of its operating costs and expenses, now that the MERLIN TIMI-36 clinical study is completed, and will announce the results of this review in the future, including revised operating expense guidance for the remainder of fiscal year 2007. Until this review is completed, the Company maintained its current guidance of total operating costs and expenses, not including cost of sales, for fiscal year 2007 of approximately $275 million to $285 million, which is a reduction of approximately $30 to $40 million compared to fiscal year 2006.

* * * * *

Forward-Looking Statements. Except for the historical information contained herein, the matters set forth in this report, including statements as to research and development and commercialization of products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including regulatory review and approval of our products; special protocol assessment agreement; the conduct, timing and results of clinical trials; commercialization of products; market acceptance of products; product labeling; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2006. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.
       99.1        Press Release dated April 24, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: May 01, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 24, 2007.